                                                                    EXHIBIT 10.4


--------------------------------------------------------------------------------


                                 LOAN AGREEMENT


                          Dated as of January 30, 1998


                                    between


                         UNITED INVESTORS REALTY TRUST,
                     a Texas Real Estate Investment Trust,
                                  as Borrower


                                      and


                       NOMURA ASSET CAPITAL CORPORATION,
                                   as Lender


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
                               TABLE OF CONTENTS



                                                                                                                     Page
I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     Specific Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Index of Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.3     Principles of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

II.      GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.1     The Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 2.1.1        Maximum Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 2.1.2        Initial Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 2.1.3        Second Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 2.1.4        Advance of Balance of Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 2.1.5        No Reborrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.2     Interest; Monthly Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 2.2.1        Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 2.2.2        Default Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.3     Loan Repayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 2.3.1        Repayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 2.3.2        Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 2.3.3        Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.4     Release of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.5     Payments and Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 2.5.1        Making of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 2.5.2        Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 2.5.3        Late Payment Charge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.6     Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 2.6.1        Structuring Fee on Initial Advance  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 2.6.2        Payment Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.7     Conditions to Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 2.7.1        Conditions to Initial Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 2.7.2        Conditions to Second Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 2.7.3        Conditions to Final Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

III.     TAX AND INSURANCE ESCROW FUND; CASH MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.1     Tax and Insurance Escrow Fund Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.2     Use of Tax and Insurance Escrow Fund after Default . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.3     Cash Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.4     Grant of Security Interest; Application of Funds . . . . . . . . . . . . . . . . . . . . . . . . . .  16

IV.      REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.1     Borrower Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 4.1.1        Organization; Sole Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16





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                                                                                                                     Page
                                                                                                                     ----
                 4.1.2        Proceedings; Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 4.1.3        No Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 4.1.4        Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 4.1.5        Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 4.1.6        Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 4.1.7        Survey  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 4.1.8        No Bankruptcy Filing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 4.1.9        Full and Accurate Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 4.1.10       No Plan Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 4.1.11       Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 4.1.12       Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 4.1.13       Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 4.1.14       Condemnation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 4.1.15       Federal Reserve Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 4.1.16       Utilities and Public Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 4.1.17       Not a Foreign Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 4.1.18       Separate Lots . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 4.1.19       Assessments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 4.1.20       Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 4.1.21       Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 4.1.22       Use of Property; Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 4.1.23       Flood Zone  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 4.1.24       Physical Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 4.1.25       Encroachments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 4.1.26       Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 4.1.27       Filing and Recording Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 4.1.28       Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 4.1.29       Fraudulent Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 4.1.30       Management Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 4.1.31       Advisory Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 4.1.32       Hazardous Substances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.2     Survival of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.3     Borrower's Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

V.       AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.1     Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.2     Taxes and Other Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.3     Repairs; Maintenance and Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.4     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.5     Performance of Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.6     Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.7     Cooperate in Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.8     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24





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
         5.9     Financial Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 5.9.1        Bookkeeping . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 5.9.2        Monthly Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 5.9.3        Reports Relating to Other Properties  . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 5.9.4        Other Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.10    Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 5.10.1       Hazardous Substances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 5.10.2       Environmental Monitoring  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 5.10.3       Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.11    Title to the Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.12    Estoppel Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.13    Principal Place of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.14    Management Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.15    Advisory Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.16    Independent Trust Manager  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

VI.      NEGATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.1     Management Agreements; Advisory Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.2     Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.3     Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.4     Change In Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.5     Debt Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.6     Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.7     Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.8     Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

VII.     INSURANCE; CASUALTY; AND CONDEMNATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.1     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 7.1.1        Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 7.1.2        Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.2     Condemnation.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 7.2.1        Notice; Restoration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 7.2.2        Collection of Award . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.3     Application of Proceeds or Award.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 7.3.1        Application to Restoration or Debt  . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 7.3.2        Procedure for Application to Restoration  . . . . . . . . . . . . . . . . . . . . . . .  32

VIII.    DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.1     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.2     Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 8.2.1        Acceleration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 8.2.2        Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 8.2.3        Severance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35





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
                 8.2.4        Delay . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

IX.      SPECIAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         9.1     Permanent Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         9.2     Retention of Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

X.       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         10.1    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         10.2    Lender's Discretion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         10.3    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         10.4    Modification, Waiver in Writing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         10.5    Delay Not a Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         10.6    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         10.7    Trial by Jury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         10.8    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         10.9    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         10.10   Preferences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         10.11   Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         10.12   Remedies of Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         10.13   Expenses; Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         10.14   Prior Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         10.15   Offsets, Counterclaims and Defenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         10.16   Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         10.17   Controlling Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         10.18   Conflict; Construction of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         10.19   Brokers and Financial Advisors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         10.20   No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         10.21   Individuals Not Liable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         10.22   Cross-Default; Cross Collateralization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         10.23   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44





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SCHEDULES

Schedule 1       -     List of Mortgaged Properties
Schedule 2       -     List of Other Properties
Schedule 3       -     Management Agreements
Schedule 4       -     Allocation of Principal to Mortgaged Properties
Schedule 5       -     Matters Regarding Representations
Schedule 6       -     List of Major Leases
Schedule 7       -     List of Environmental Reports


EXHIBITS

Exhibit I        -     Definitions of "Special Purpose Bankruptcy Remote Entity"
                         and "Independent Director"
Exhibit II       -     Terms of Mandatory Permanent Loan
Exhibit III      -     Terms of Preferred Equity Interest

                                 LOAN AGREEMENT


                 LOAN AGREEMENT dated as of January 30, 1998 between UNITED INVESTORS REALTY TRUST, a Texas real estate investment trust (together with its permitted successors and assigns, "BORROWER"), having an address at 5847 San Felipe, Suite 850, Houston, Texas 77057, and NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation (together with its successors and assigns, "LENDER"), having an address at 311 South Wacker Drive, Suite 5100, Chicago, Illinois 60606.

I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION

                 1.1 SPECIFIC DEFINITIONS. The following terms have the meanings set forth below:

                 "ADVISOR":  FCA Corp., a Texas corporation.

                 "ADVISORY AGREEMENT": that certain First Amended and Restated Advisory Agreement by and between United Investors Realty Trust and FCA Corp. dated as of June 9, 1997.

                 "AFFILIATE": as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

                 "AFFILIATE OWNERS": Affiliates of Borrower through which Borrower has indirect ownership in fee of the Other Properties.

                 "ASSIGNMENT OF LEASES": those certain Assignments of Leases and Rents, each entered into as of the date hereof or as of the date of the Second Advance, by Borrower for the benefit of Lender, with respect to a Mortgaged Property.

                 "AUTOBAHN SUBORDINATE MORTGAGE": with respect to the Mortgaged Property known as the Autobahn Shopping Center located in San Antonio, Texas, a second mortgage lien securing a loan of not more than $2,000,000 provided that the holder of such mortgage lien enters into a subordination and intercreditor agreement with Lender satisfactory to Lender.

                 "BASE RATE":  LIBOR plus 2.50% per annum.

                 "BUSINESS DAY": any day other than a Saturday, Sunday or any other day on which national banks in New York are not open for business.

                 "BYLAWS": the First Amended and Restated Bylaws of United Investors Realty Trust adopted as of June 1, 1997.

                 "CAPITAL EXPENSES": expenses that are required under GAAP to be capitalized.

                 "CODE": the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                 "CONTROL": with respect to any Person, either (i) ownership directly or through other entities of more than 50% of all beneficial equity interest in such Person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

                 "CURRENT MONTH": as of any date of determination, the then current calendar month.

                 "DEBT": the unpaid Principal, all interest accrued and unpaid thereon, and all other sums due to Lender in respect of the Loan, or under any Loan Document.

                 "DEBT SERVICE": with respect to any particular period, interest payments under the Note in such period.

                 "DECLARATION OF TRUST": the Declaration of Trust of United Investors Realty Trust adopted July 17, 1990.

                 "DEFAULT": the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

                 "DEFAULT RATE": a rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) 5% above the Interest Rate.

                 "DETERMINATION DATE": with respect to any Interest Period, the date which is two Eurodollar Business Days prior to the commencement of such Interest Period.

                 "ENVIRONMENTAL INDEMNITIES": those certain Environmental Indemnities, each entered into as of the date hereof or as of the date of the Second Advance, by Borrower for the benefit of Lender, with respect to a Mortgaged Property.

                 "ENVIRONMENTAL REPORTS": the environmental reports for the Mortgaged Properties delivered by Borrower to Lender prior to the date hereof, which Environmental Reports are listed on Schedule 7 hereto.

                 "EURODOLLAR BUSINESS DAY": a Business Day on which banks in the City of London, England are open for interbank or foreign exchange transactions.

                 "FISCAL YEAR": each twelve month period commencing on January 1 and ending on December 31 during each year of the Term.

                 "GAAP": generally accepted accounting principles as in effect in the United States of America as of the date of the applicable financial report, applied on a consistent basis.

                 "GOVERNMENTAL AUTHORITY": any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

                 "INTEREST PERIOD": (i) the period from the date hereof through February 10, 1998 and (ii) each period thereafter from an Interest Period Commencement Date through an Interest Period Termination Date; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.

                 "INTEREST PERIOD COMMENCEMENT DATE": the 11th day of each calendar month (or such different day of each calendar month that Lender may designate in its sole discretion by notice to Borrower given at least ten days before such change is to take effect).

                 "INTEREST PERIOD TERMINATION DATE": the 10th day of each calendar month (notwithstanding that the succeeding Payment Date may not be an Interest Period Commencement Date because the day after such Interest Period Termination Date is not a Business Day); provided, however, for the Interest Period immediately prior to, and each Interest Period beginning after, the effectiveness of a change in the day of the month that is to be the Interest Period Commencement Date, the Interest Period Termination Date will be one day earlier in the month than the day for the new Interest Period Commencement Date.

                 "INTEREST RATE":  a rate of interest equal to the lesser of
(i) the Maximum Rate or (ii) the Base Rate (or, when applicable pursuant to any Loan Document, the Default Rate) from time to time in effect.

                 "IPO": the initial public offering of shares of Borrower as registered with and approved by the United States Securities and Exchange Commission.

                 "LEASE": any lease, or, to the extent of the interest therein of Borrower, any sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any person is granted a possessory interest in, or right to use or occupy, any space in a Property, and every modification, amendment or other agreement relating to and every guaranty or other agreement entered into in connection with any such Lease.

                 "LEGAL REQUIREMENTS": (a) statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting all or part of any of the Properties or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and (b) all covenants, operating or other agreements, restrictions, easements and encumbrances contained in any instrument, either of record or known to Borrower, at any time in force affecting all or part of a Property, including any that may (i) require repairs, modifications or alterations in or to all or part of a Property, or (ii) in any way limit or condition the use and enjoyment thereof, or (iii) require payments with respect thereto.

                 "LETTER AGREEMENT": the letter agreement with summary of terms dated December 19, 1997, between Lender and Borrower.

                 "LIBOR": with respect to any Interest Period, the rate per annum which is equal to the London Interbank Offered Rate reported from time to time by Telerate News Service (page 3750), at which foreign branches of major United States banks offer United States dollar deposits to other banks for a one-month period in the London interbank market at approximately 11:00 a.m., London time, on the related Determination Date. If such interest rate shall cease to be available from Telerate News Service, LIBOR shall be determined from such financial reporting service as Lender shall reasonably determine and use with respect to its other loan facilities on which interest is determined based on LIBOR. If two or more such rates appear on Telerate page 3750 or associated pages, the rate in respect of such Interest Period will be the arithmetic mean of such offered rates, absent manifest error.

                 "LIEN": any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest or any other encumbrance, charge or transfer of, on or affecting all or part of a Property or any interest therein, or in Borrower, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

                 "LOAN DOCUMENTS": this Agreement and all other documents, agreements and instruments evidencing, securing or delivered to Lender in connection with the Loan, including the following: (i) the Note, (ii) the Mortgages, (iii) the Assignments of Leases, and (iv) the Environmental Indemnities; as each of the Loan Documents may be (and references to any Loan Document shall mean such document as it may be) amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "MAJOR LEASES":  the Leases listed on Schedule 6 hereto.

                 "MANAGEMENT AGREEMENTS":  the management agreements listed on
Schedule 3 hereto pursuant to which certain of the Mortgaged Properties are managed.

                 "MANAGERS":  the managers under the Management Agreements.

                 "MATURITY DATE": the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity Date or such earlier date pursuant to Lender's declaration of acceleration in accordance with this Agreement or any other Loan Document, Borrower's notice of prepayment in accordance with this Agreement, or otherwise.

                 "MAXIMUM RATE": the maximum interest rate allowed by applicable law in effect with respect to the Loan on the date for which a determination of interest accrued hereunder is made, after taking into account all fees, payments and other charges that are, under applicable law, characterized as interest.

                 "MORTGAGES": those certain Deeds of Trust, Assignments of Leases and Rents, Security Agreements and Fixture Filings, each entered into as of the date hereof or as of the date of the Second Advance, by Borrower for the benefit of Lender, each encumbering with a first lien a shopping center property which is security and collateral for the Loan.

                 "MORTGAGED PROPERTIES": the shopping center properties which are or shall be subject to Mortgages, as listed on Schedule 1 hereto, which are owned in fee by Borrower, directly or indirectly.

                 "NOTE": that certain Promissory Note in the amount of the Loan, made by Borrower to Lender as of the date hereof to evidence the Loan.

                 "OFFICER'S CERTIFICATE": a certificate delivered to Lender by Borrower which is signed by a senior executive or financial officer of Borrower.

                 "OTHER CHARGES": with respect to a Mortgaged Property, all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

                 "OTHER MORTGAGORS": the Affiliates of Borrower who have joined in executing and delivering certain of the Mortgages.

                 "OTHER PROPERTIES":  the shopping center properties listed on
Schedule 2 hereto which are owned in fee, or to be owned in fee pursuant to existing purchase agreements, by Borrower directly or indirectly, on which Lender shall not hold Mortgages.

                 "PAYMENT DATE": February 11, 1998, the first Business Day after each Interest Period ending thereafter, and the Maturity Date.

                 "PERMITTED ENCUMBRANCES": with respect to the Mortgaged Properties, (a) the Liens created by the Loan Documents, (b) Liens, if any, for Taxes or Other Charges not yet payable or delinquent, (c) such other title and survey exceptions as Lender approves in writing in Lender's sole discretion, and (d) the Autobahn Subordinate Mortgage.

                 "PERSON": any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                 "POST-CLOSING OBLIGATIONS LETTER": that certain letter agreement dated the date hereof between Borrower and Lender pursuant to which Borrower covenants to deliver to Lender certain Surveys and third-party estoppels as listed therein.

                 "PROPERTY": any of the Mortgaged Properties or the Other Properties.

                 "RENTS": all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to a Mortgaged Property, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale of a Mortgaged Property or any Lease, and proceeds, if any, from business interruption or other loss of income insurance.

                 "RESERVE FUNDS": the Tax and Insurance Escrow Fund and all other reserves, if any, required hereunder.

                 "SERVICER": any entity appointed by Lender to service the Loan, or its successor in interest.

                 "STATE": the state in which the particular Real Estate Property is located.

                 "STATED MATURITY DATE": August 11, 1998.

                 "TAXES": all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against all or part of each Mortgaged Property.

                 "TERM": the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

                 "TRANSFER": any sale, conveyance, transfer (other than a Lease), assignment, mortgage or deed of trust (or any refinancing, restatement, modification or extension thereof), pledge or grant of a security interest or hypothecation (or any refinancing, restatement, modification or extension thereof), whether voluntary or by operation of law or otherwise, of or in (i) all or part of any of the Properties (including any legal or beneficial direct or indirect interest therein), or (ii) any shares of Borrower by an Affiliate of Borrower.

                 "TRUST MANAGERS": the individuals who are designated as the Trust Managers of Borrower pursuant to Borrower's Declaration of Trust and By-Laws and the Texas Real Estate Investment Trust Act.

                 "UCC":  the Uniform Commercial Code as in effect in the State.

                 1.2 INDEX OF OTHER DEFINITIONS. The following terms are defined in the sections or Loan Documents indicated below:

                 "Award" - 7.3.2

                 "Casualty" - 7.1.3
                 "Casualty/Condemnation Prepayment" - 2.3.2
                 "Condemnation" - 7.3.1
                 "Environmental Laws" - 4.1.32
                 "Equipment" - Mortgages
                 "Event of Default" - 8.1
                 "Final Advance - 2.1.4
                 "Hazardous Substances" - 4.1.32
                 "Hedwig Property" - 2.3.1
                 "Improvements" - Mortgages
                 "Initial Advance" - 2.1.2
                 "Insurance Premiums" - 7.1.2
                 "Insured Casualty" - 7.2.2
                 "Lender's Consultant" - 5.10.1
                 "Licenses" - 4.1.24
                 "Loan" - 2.1
                 "Mandatory Permanent Loan" - 2.3.1
                 "NACC Permanent Loan" - 2.6.3(a)
                 "OCBA" - 5.9.1
                 "Payment Fee" - 2.3.2
                 "Policies" - 7.1.2
                 "Principal" - 2.1.1
                 "Remedial Work" - 5.10.2
                 "Required Records" - 5.9.6
                 "Restoration" - 7.4.1
                 "Second Advance" - 2.1.3
                 "Survey" - 2.7.1B(c)(viii)
                 "Tax and Insurance Escrow Fund" - 3.1
                 "Title Continuation" - 2.7.2C
                 "Title Insurer" - 2.7.1B(c)(vi)
                 "Title Policy" - 2.7.1B(c)(vi)

                 1.3 PRINCIPLES OF CONSTRUCTION. Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word "including" means "including but not limited to," and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.

II.      GENERAL

                 2.1      THE LOAN.

                 2.1.1 MAXIMUM LOAN. Subject to the terms of this Agreement, Lender shall make a loan (the "LOAN") to Borrower, in the aggregate maximum principal amount (the "PRINCIPAL") of up to $56,800,000 which shall mature on the Stated Maturity Date. The Loan shall be evidenced by the Note and secured by the Mortgaged Properties, and shall be recourse to Borrower.

                 2.1.2 INITIAL ADVANCE. Provided that Borrower has satisfied the conditions set forth in Section 2.7.1, Lender shall make an advance of the Loan on the date hereof to Borrower in the amount of $52,217,712 (the "INITIAL ADVANCE"). The proceeds of the Initial Advance shall be used solely for (i) payment of the purchase money due to acquire the Mortgaged Properties known as Southwest-Walgreens, Mason Park Center and Market at First Colony, as listed on Schedule 1, (ii) payment of costs and expenses approved by Lender incurred in connection with such acquisitions and the Loan, (iii) payment and release of existing mortgage liens on the Mortgaged Properties known as Twin Lakes, Autobahn, Bandera, El Campo and Centennial, as listed on
Schedule 1, and (iv) such other purposes approved by Lender.

                 2.1.3 SECOND ADVANCE. Within twenty-five (25) days following the date of the Initial Advance, Lender shall make an advance of the Loan to Borrower in the amount of $3,424,688 (the "SECOND ADVANCE"), provided that Borrower has satisfied the conditions to such Second Advance set forth in
Section 2.7.2. The proceeds of the Second Advance shall be used solely for (i) payment of the cash portion of the purchase price due to acquire the Other Properties known as Hedwig Shopping Centers and Benchmark Crossing, as listed on Schedule 2, and (iii) such other purposes approved by Lender.

                 2.1.4    ADVANCE OF BALANCE OF LOAN.    Not later than March
10, 1998, Lender shall advance the balance of the Loan to Borrower in the amount of $1,157,600 (the "FINAL ADVANCE"), provided that Borrower has satisfied the conditions to such Final Advance, set forth in Section 2.7.3. The proceeds of the Final Advance shall be used solely for (i) payment of the cash portion of the purchase price due to acquire the Other Property known as Rosemeade Shopping Center, as listed on Schedule 2, and (ii) such other purposes approved by Lender.

                 2.1.5 NO REBORROWING. No amount repaid in respect of the Loan may be reborrowed, except as otherwise expressly provided in the Mortgage.

                 2.2      INTEREST; MONTHLY PAYMENTS.

                 2.2.1 GENERALLY. From the date each Advance is made to but not including the date of payment in full of the outstanding Principal, Borrower shall pay interest on the outstanding Principal at the Interest Rate on each Payment Date.

                 2.2.2 DEFAULT RATE. After the occurrence and during the continuance of an Event of Default, the entire unpaid Principal shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law. Payment or acceptance of interest at the Default Rate is not a permitted alternative to timely payment and shall not constitute a waiver of any Default or Event of Default or an amendment to this Agreement or any other Loan Document and shall not otherwise prejudice or limit any rights or remedies of Lender.

                 2.3      LOAN REPAYMENT.

                 2.3.1    REPAYMENT.   Borrower shall repay the unpaid
Principal in full on the Maturity Date, together with (i) interest thereon to (but excluding) the date of repayment, and (ii) the Payment Fee if applicable pursuant to Section 2.6.3. Borrower shall have the right to prepay all, but not a portion, of the Principal as set forth in Section 2.3.2 below. If the Loan is not repaid on or prior to the Maturity Date, then, as set forth in the Letter Agreement and subject to Section 9.1, Lender may require that the Loan be repaid from the proceeds of (a) a permanent financing from Lender (a "MANDATORY PERMANENT LOAN") secured by the Mortgaged Properties and the Other Property known as the Hedwig Shopping Centers, as listed on Schedule 2, which Other Property Borrower shall thereupon mortgage to Lender free and clear of the existing mortgage lien thereon, and (b) Borrower's interest in the proceeds of the sale, which Borrower shall cause, of the Other Property known as University Mall, as listed on Schedule 2. Any Mandatory Permanent Loan shall be on the terms and conditions set forth in Exhibit II hereto, and in connection therewith Borrower shall transfer each Mortgaged Property, including the Hedwig Property, to a Special Purpose Bankruptcy Remote Entity controlled by Borrower, that shall become the borrower under the Mandatory Permanent Loan. If the proceeds under clauses (a) and (b) are insufficient to repay the Loan in full, Lender shall convert such unpaid portion to a preferred equity interest in such permanent loan borrower and in Borrower on the terms and conditions set forth on Exhibit III.

                 2.3.2 PREPAYMENTS. Borrower shall have the right to prepay all (but not a part) of the Loan, upon at least fifteen (15) days' prior notice to Lender. Notwithstanding the foregoing, the Loan is subject to mandatory prepayment in certain instances of Insured Casualty or Condemnation (each a "CASUALTY/CONDEMNATION PREPAYMENT"), in the manner and to the extent set forth in Section 7.4. A voluntary prepayment and each Casualty/Condemnation Prepayment (i) shall be made on a Payment Date, (ii) shall include all accrued and unpaid interest on the Principal prepaid up to but not including such Payment Date or, if not paid on a Payment Date, include interest that would have accrued on the Principal prepaid to but not including the next Payment Date, and (iii) shall include the Payment Fee if payable with respect to such Principal pursuant to Section 2.6.2.

                 2.3.3 MANDATORY PREPAYMENTS. Borrower shall apply the proceeds of any sales of new or additional issues of shares of Borrower, whether sold in an IPO or otherwise, to prepay the Loan ("MANDATORY PREPAYMENTS"). Borrower shall make such Mandatory Prepayments until the entire outstanding Principal of the Loan is paid in full, unless Borrower elects by notice to Lender to exclude from such Mandatory Prepayments the portion of the Loan that Lender has theretofore agreed in writing with Borrower to convert to a permanent loan. Each Mandatory Prepayment (i) shall be made on the Payment Date next following the date of the sale of shares, (ii) shall include all accrued and unpaid interest on the Principal prepaid up to but not including such Payment Date, and (iii) shall include the Payment Fee pursuant to Section 2.6.2.

                 2.4 RELEASE OF PROPERTY. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of the Debt in accordance herewith, release the Liens of the Mortgages if not theretofore released. No repayment or prepayment of less than all of the Debt shall cause, give rise to a right to require, or otherwise result in, the release of the Liens of the Mortgages.

                 2.5      PAYMENTS AND COMPUTATIONS.

                 2.5.1 MAKING OF PAYMENTS. Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day thereafter.

                 2.5.2 COMPUTATIONS. Interest payable hereunder or under the Note shall be computed on the basis of the actual number of days elapsed and a 360-day year.

                 2.5.3 LATE PAYMENT CHARGE. If any Principal, interest or other sum due under any Loan Document is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of 5% of such unpaid sum or the maximum amount permitted by applicable law, in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents.

                 2.6      FEES.

                 2.6.1 STRUCTURING FEE ON INITIAL ADVANCE. On the date hereof, Borrower shall pay to Lender a structuring fee equal to one percent (1%) of the amount of the Principal.

                 2.6.2 PAYMENT FEES. On the date of each payment or prepayment of Principal (whether before, on or after the Maturity Date), Borrower shall pay to Lender a payment fee (the "PAYMENT FEE") if applicable as follows:

                 A. No Payment Fee or other fee or premium will be payable with respect to any portion of the Loan paid or prepaid from the proceeds of (i) a Mandatory Permanent Loan or any other permanent financing provided by Lender (collectively, "NACC PERMANENT FINANCING"), or (ii) a Casualty/Condemnation Prepayment.

                 B. To the extent the Loan is paid or prepaid from a source that is not a NACC Permanent Financing or a Casualty/Condemnation Prepayment, Borrower shall pay a Payment Fee equal to (i) 1.75% of the amount of the Loan paid or prepaid from such other source if such payment or prepayment occurs within one hundred twenty (120) days after the date hereof, and (ii) 2% of the amount of the Loan paid or prepaid from such other source if such payment or prepayment occurs after the expiration of such one hundred twenty (120) days.

                 2.7      CONDITIONS TO ADVANCES.

                 2.7.1 CONDITIONS TO INITIAL ADVANCE. Lender shall not be obligated to make the Initial Advance hereunder unless the following conditions shall have been satisfied or waived, in the sole and absolute discretion of
Lender:

                 A. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Borrower in Article IV and the representations and warranties made by Borrower in any other Loan Documents shall be true and correct in all material respects.

                 B. RECEIPT OF ITEMS AND DOCUMENTS BY LENDER. Lender shall have received and approved the following items and documents, duly executed and in recordable form where applicable, in each case in form and substance satisfactory to Lender:

                 (a)      this Loan Agreement;

                 (b)      the Note;

                 (c)      with respect to each Mortgaged Property:

                           (i)    the Mortgage;

                          (ii)    the Environmental Indemnity;

                         (iii)    the Assignment of Leases;

                          (iv)    the Assignment of Agreements;

                           (v) such UCC-1 Financing Statements as Lender shall deem necessary;

                          (vi) a mortgagee title insurance policy (a "TITLE POLICY") marked paid in full, issued by a national title insurance company licensed to do business in the State and approved by Lender (a "TITLE INSURER") in the amount of the Loan amount allocated to such Mortgaged Property as set forth on Schedule 4 hereto, insuring Lender that the Mortgage is a valid first lien on such Mortgaged Property, containing no exceptions to coverage other than Permitted Encumbrances, and which Title Policy is otherwise satisfactory to Lender;

                          (vii) an original current as-built survey prepared by a surveyor licensed by the State and certified to Lender and the Title Insurer and otherwise satisfactory to Lender and the Title Insurer (a "SURVEY");

                          (viii) a certificate from a licensed surveyor or an insurance broker that the Real Estate Property is not located in a flood hazard plain as indicated on the Maps of the Federal Emergency Management Agency;

                          (ix)    an environmental report satisfactory to
                 Lender; and

                          (x)     an engineering report satisfactory to Lender;

                 (d) copies of (i) resolutions of the Trust Managers of Borrower authorizing the transactions contemplated herein and the execution by Borrower of this Agreement and the other Loan Documents to which Borrower is a party, certified as true, correct and complete by the Secretary of Borrower, (ii) incumbency certificates of the officers of Borrower executing Loan Documents on behalf of Borrower,
         (iii) the Declaration of Trust of Borrower, which shall be certified as being true, correct and complete by the County Clerk of Harris County, Texas and the Secretary of Borrower, (iv) the Bylaws, which shall be certified as true, correct and complete by the Secretary of Borrower, (v) a doing business certificate for each State in which Borrower does business, each certified as being true, correct and complete by the Secretary of State of such State, and (vi) good standing certificates for Borrower issued by the Secretaries of State of the States (other than Texas) in which Borrower does business;

                 (e) opinions of Texas counsel for Borrower and Arizona and Tennessee counsel for Lender in form and substance satisfactory to Lender;

                 (f) payment of Lender's counsel fees, and all other Lender's expenses relating to the Loan then due and payable;

                 (g)      payment in full of the Structuring Fee for the Loan;

                 (h) financial statements for Borrower satisfactory to Lender;

                 (i) evidence that Borrower is able to pay its debts and other obligations when due and has a positive net worth, determined in a manner consistent with the most recent financial statements delivered to Lender;

                 (j) the Insurance Policies for Borrower and each Mortgaged Property then required to be in effect and delivered pursuant to this Agreement and the Mortgages, together with evidence that:

                         (i) all such Insurance Policies then have an unexpired term of at least one (1) year;

                        (ii) the premiums for such unexpired term have been paid in full; and

                       (iii) such Insurance Policies are in full force and effect;

                 (k) a letter or report of Lender's insurance consultant confirming that the Insurance Policies adequately protect Lender;

                 (l) a copy of each Management Agreement, certified as true, correct and complete by Borrower;

                 (m) copies of the Leases identified in Schedule 3, each certified as true, correct and complete by Borrower, and estoppel certificates from the tenants under such Leases;

                 (n) an appraisal of each Mortgaged Property satisfactory in form and substance to Lender from an appraiser satisfactory to Lender;

                 (o) an agreement executed by each Manager in form and substance satisfactory to Lender pursuant to which the Manager agrees
         (i) that Lender may terminate the Management Agreement at any time during the continuation of an Event of Default, (ii) that Manager will, at Lender's option following a foreclosure or transfer by deed-in-lieu of foreclosure, recognize and attorn to Lender or its designee as the successor owner under the Management Agreement, but without any liability on the part of Lender or such designee for acts or omissions of Borrower prior to the date of such foreclosure or transfer and (iii) that the Manager's rights under the Management Agreement are subject and subordinate to the Loan Documents; and

                 (p) such other documents, instruments, opinions and approvals as Lender shall have reasonably requested.

                 C. NO CONDEMNATION. No part of any Mortgaged Property shall have been condemned, or threatened with condemnation.

                 2.7.2 CONDITIONS TO SECOND ADVANCE. Lender shall not be obligated to make the Second Advance unless the following conditions are satisfied in the sole and absolute discretion of Lender, except to the extent that Lender may elect (which election may be made without written or express notice of such election) to waive any such conditions:

                 A. CONDITIONS TO FIRST ADVANCE. All conditions set forth in Section 2.7.1 shall have been satisfied or waived in writing by Lender.

                 B. REPRESENTATIONS AND WARRANTIES. On the date of the Second Advance, the representations and warranties made by Borrower in Article IV and the representations and warranties made by Borrower in any other Loan Documents shall be true and correct on and as of the date of such Second Advance with the same effect as if made on such date.

                 C. RECEIPT OF TITLE CONTINUATION. Lender shall have received, in each case in form and substance satisfactory to Lender, an endorsement to each Title Policy indicating that, since the Initial Advance, there has been no change to the state of title to the Mortgaged Property that is covered by such Title Policy and there are no Liens or exceptions not theretofore approved by Lender as provided herein, which endorsement has the effect of continuing such Title Policy to the date of the Second Advance (a "TITLE CONTINUATION").

                 D. RECEIPT OF ESTOPPELS. Lender shall have received the third party estoppels listed in the Post- Closing Obligation Letter.

                 E. NO DEFAULT. On the date of such Second Advance, no Default or Event of Default hereunder shall have occurred and be continuing and no default of any of Borrower's obligations under any of the other Loan Documents shall have occurred and be continuing.

                 2.7.3 CONDITIONS TO FINAL ADVANCE. Lender shall not be obligated to make the Final Advance unless the following conditions are satisfied in the sole and absolute discretion of Lender, except to the extent that Lender may elect (which election may be made without written or express notice of such election) to waive any such conditions:

                 A. CONDITIONS TO FIRST AND SECOND ADVANCES. All conditions set forth in Section 2.7.1 and Section 2.7.2 shall have been satisfied or waived in writing by Lender.

                 B. REPRESENTATIONS AND WARRANTIES. On the date of the Final Advance, the representations and warranties made by Borrower in Article IV and the representations and warranties made by Borrower in any other Loan Documents shall be true and correct on and as of the date of such Second Advance with the same effect as if made on such date.

                 C. RECEIPT OF TITLE CONTINUATIONS. Lender shall have received, in each case in form and substance satisfactory to Lender, a Title Continuation to each Title Policy continuing such Title Policy to the date of the Final Advance.

                 D. RECEIPT OF SURVEYS. Lender shall have received the Surveys listed in the Post-Closing Obligation Letter.

                 E. NO DEFAULT. On the date of such Final Advance, no Default or Event of Default hereunder shall have occurred and be continuing and no default of any of Borrower's obligations under any of the other Loan Documents shall have occurred and be continuing.

III.     TAX AND INSURANCE ESCROW FUND; CASH MANAGEMENT

                 3.1 TAX AND INSURANCE ESCROW FUND DEPOSITS. Borrower shall pay to Lender on each Payment Date (i) one-twelfth (1/12) of the Taxes that Lender estimates will be payable during the next twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes for all Mortgaged Properties at least thirty (30) days prior to their respective due dates, and (ii) one-twelfth (1/12) of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums for all Mortgaged Properties at least thirty (30) days prior to the expiration of the Policies (the amounts in the foregoing clauses (i) and (ii) being called the "TAX AND INSURANCE ESCROW FUND"). Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 5.2 and 7.1, or to reimburse Borrower for such amounts upon presentation of evidence of payment and an Officer's Certificate in form and substance satisfactory to Lender; subject, however, to Borrower's right to contest Taxes in accordance with Section 5.2 In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 5.2 and 7.1. Lender shall return any excess to Borrower. If at any time Lender determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay the Taxes or Insurance Premiums next coming due, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or expiration of the Policies, as the case may be.

                 3.2 USE OF TAX AND INSURANCE ESCROW FUND AFTER DEFAULT. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in the Tax and Insurance Escrow Fund to the payment of the Debt and/or to the payment of Taxes, Insurance Premiums, Capital Expenses, leasing expenses approved by Lender and operating expenses approved by Lender, in any order in its sole discretion. The Tax and Insurance Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. Sums in the Tax and Insurance Escrow Fund shall be held by Lender in an interest-bearing account at an institution selected by Lender. Earnings or interest, if any, on the Tax and Insurance Escrow Fund shall become part of the Tax and Insurance Escrow Fund and shall be disbursed as provided in this
Section 3. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Tax and Insurance Escrow Fund.

                 3.3 CASH MANAGEMENT. From and after the occurrence of an Event of Default, upon the request of Lender, all Rents from each Mortgaged Property shall be deposited by Borrower, within one Business Day after receipt, into one or more accounts under the sole control of Lender at one or more banks selected by Lender ("DEPOSIT ACCOUNTS"), and Borrower shall cause (where practicable) all Rents to be transmitted directly by tenants to such Deposit Accounts. Lender may apply any amounts in the Deposit Accounts to, in any order in its sole discretion, the Debt and/or the payment of Taxes, Insurance Premiums, Capital Expenses, leasing expenses approved by Lender and operating expenses approved by Lender for the Mortgaged Properties or any of them.

                 3.4 GRANT OF SECURITY INTEREST; APPLICATION OF FUNDS. As security for payment of the Debt and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower's right, title and interest in and to the Tax and Insurance Escrow Fund and the Deposit Accounts, if any, and Rents held therein. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Tax and Insurance Escrow Fund, and the Deposit Accounts, if any, and Rents held therein, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC-l Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC.

IV.      REPRESENTATIONS AND WARRANTIES

                 4.1 BORROWER REPRESENTATIONS. Borrower represents and warrants as of the date hereof that, except to the extent (if any) disclosed on
Schedule 5 with reference to a specific subsection of this Section 4.1:

                 4.1.1 ORGANIZATION; SOLE PURPOSE. Borrower has been duly organized as a Texas real estate investment trust and is validly existing, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations. The primary business of Borrower is the ownership (directly or indirectly) and the management, improvement, financing, leasing and operation of the Mortgaged Properties and the Other Properties.

                 4.1.2 PROCEEDINGS; ENFORCEABILITY. Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents. The Loan Documents have been duly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity. The Other Mortgagors have taken all necessary action to authorize the execution and delivery of the Mortgages to which they are parties, and such Mortgages constitute legal, valid and binding obligations of the Other Mortgagors enforceable against the Other Mortgagors in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity.

                 4.1.3 NO CONFLICTS. The execution, delivery and performance of the Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of Borrower pursuant to the terms of, any agreement or instrument to which Borrower is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of its properties; and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by any Borrower of the Loan Documents has been obtained and is in full force and effect.

                 4.1.4 LITIGATION. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or threatened against or affecting Borrower, any Other Mortgagor or Affiliate Owner or any of the Properties, which, if determined against Borrower, such Other Mortgagor or Affiliate Owner or the Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of any of the Properties.

                 4.1.5 AGREEMENTS. Borrower is not a party to any agreement or instrument or subject to any restriction which might adversely affect Borrower or any of the Properties, or Borrower's business, properties, operations or condition, financial or otherwise. Borrower is not, and the Other Mortgagors and Affiliate Owners are not, in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or any of the Properties is bound.

                 4.1.6 TITLE. Upon the disbursement to Borrower of the Initial Advance, Borrower and the Other Mortgagors (as applicable) shall have good and indefeasible title in fee to all of the Mortgaged Properties, free and clear of all Liens except the Permitted Encumbrances, and Borrower and the Affiliate Owners (as applicable) have good and indefeasible title in fee to the Other Properties. The Mortgages, when properly recorded in the appropriate records, together with any UCC financing statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on each such Mortgaged Property and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty included in each Mortgaged Property (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances.
To the best of Borrower's knowledge, the Permitted Encumbrances do not materially adversely affect the value or use of the Properties, or Borrower's ability to repay the Loan. To the best of Borrower's knowledge, there are no claims for payment for work, labor or materials affecting any Mortgaged Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

                 4.1.7 SURVEY. To the best of Borrower's knowledge, the Surveys delivered to Lender reflect all material matters affecting the Mortgaged Properties or the title thereto.

                 4.1.8 NO BANKRUPTCY FILING. Neither Borrower nor any of the Other Mortgagors or Affiliate Owners is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it, any Other Mortgagor or Affiliate Owner.

                 4.1.9 FULL AND ACCURATE DISCLOSURE. No statement of fact made by Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to Borrower that has not been disclosed to Lender which adversely affects, or, as far as Borrower can foresee, might adversely affect, the Properties or the business, operations or condition (financial or otherwise) of Borrower.

                 4.1.10 NO PLAN ASSETS. Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

                 4.1.11 COMPLIANCE. As of the disbursement to Borrower of the Initial Advance and the Final Advance, Borrower and the Properties and the use thereof comply and will comply in all material respects with all applicable Legal Requirements. To the best of Borrower's knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any

Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Borrower. To the best of Borrower's knowledge, there has not been and shall never be committed by Borrower or any other Person in occupancy of or involved with the ownership, operation or use of any of the Properties any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any Loan Document.

                 4.1.12 CONTRACTS. To the best of Borrower's knowledge, there are no service, maintenance or repair contracts affecting the Mortgaged Properties that are not terminable on one month's notice or less without cause and without penalty or premium. All service, maintenance or repair contracts affecting the Mortgaged Properties have been entered into at arms-length in the ordinary course of Borrower's (or to Borrower's knowledge, its predecessor's) business and, to the best of Borrower's knowledge, provide for the payment of fees in amounts and upon terms comparable to existing market rates.

                 4.1.13 FINANCIAL INFORMATION. To the best of Borrower's knowledge, all financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Properties (i) are true, complete and correct in all material respects, (ii) fairly represent the financial condition of Borrower on a consolidated basis and of each of the Properties as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on Borrower or any of the Properties or the operation thereof, except as referred to or reflected in such financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or any of the Properties from that set forth in said financial statements.

                 4.1.14 CONDEMNATION. To the best of Borrower's knowledge, no Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or part of any of the Mortgaged Properties or for the relocation of roadways providing access to any of the Mortgaged Properties.

                 4.1.15 FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other Regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document.

                 4.1.16 UTILITIES AND PUBLIC ACCESS. Each Mortgaged Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of such Mortgaged Property are located in the public right-of-way abutting such Mortgaged Property, and all such utilities are connected so as to serve such Mortgaged Property without passing over other property. All roads necessary for the use of such Mortgaged Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

                 4.1.17 NOT A FOREIGN PERSON. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

                 4.1.18 SEPARATE LOTS. Each parcel comprising each Mortgaged Property is a separate tax lot and is not a portion of any other tax lot that is not a part of such Mortgaged Property.

                 4.1.19 ASSESSMENTS. To the best of Borrower's knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Mortgaged Property, or any contemplated improvements to any Mortgaged Property that may result in such special or other assessments.

                 4.1.20 ENFORCEABILITY. The Loan Documents are not subject to, and Borrower has not asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury. No exercise of any of the terms of the Loan Documents, or any right thereunder, will render any Loan Document unenforceable.

                 4.1.21 INSURANCE. Borrower has obtained and has delivered to Lender insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement and the Mortgages.

                 4.1.22 USE OF PROPERTY; LICENSES. The Mortgaged Properties are used exclusively as retail shopping centers, with appurtenant and related uses. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits and any applicable liquor licenses required for the legal use, occupancy and operation of the Mortgaged Properties (collectively, the "LICENSES"), have been obtained and are in full force and effect. The use being made of each Mortgaged Property is in conformity with the certificate of occupancy issued for such Mortgaged Property and with all other Legal Requirements.

                 4.1.23 FLOOD ZONE. None of the Improvements is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

                 4.1.24 PHYSICAL CONDITION. To the best of Borrower's knowledge, the Mortgaged Properties, including all Improvements, parking facilities, systems, Equipment and landscaping, are in good condition, order and repair in all material respects and there exists no structural or other material defect or damages to any of the Mortgaged Properties, whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defect or inadequacy in any of the Mortgaged Properties, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond.

                 4.1.25 ENCROACHMENTS. All of the Improvements included in determining the appraised value of each Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvement on an adjoining property encroaches upon such Mortgaged Property, and no easement or other encumbrance upon such Mortgaged Property encroaches upon any of the Improvements, so as to affect the value or marketability of such Mortgaged Property, except those disclosed by the applicable Title Insurance Policy.

                 4.1.26   LEASES.  (a) To the best of Borrower's knowledge:
(i) each Major Lease is in full force and effect; (ii) the tenants under the Major Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under such Leases, and Borrower has received no notice of and is not aware of any offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the Major Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (iv) the rent payable under each Major Lease is the amount of fixed rent set forth in the applicable Lease, and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) to Borrower's best knowledge, no tenant has made any claim against the landlord under the Major Leases which remains outstanding, there are no defaults on the part of the landlord under any Major Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) to Borrower's best knowledge, there is no present material default by the tenant under any Major Lease; and (vii) Borrower does not hold any security deposits under the Major Leases.

                 (b) None of the Leases contains any option to purchase or right of first refusal to purchase a Mortgaged Property or any part thereof. Neither the Leases nor the Rents relating to any Mortgaged Property have been assigned or pledged except to Lender, and no other Person has any interest therein except the tenants thereunder.

                 4.1.27 FILING AND RECORDING TAXES. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of any of the Properties to Borrower have been paid (or will be paid as of the receipt by Borrower of the Initial Advance). All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid.

                 4.1.28 INVESTMENT COMPANY ACT. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                 4.1.29 FRAUDULENT TRANSFER. Borrower and the Other Mortgagors have not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower's total liabilities, including subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

                 4.1.30 MANAGEMENT AGREEMENTS. Each Management Agreement is in full force and effect. There is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto. Borrower's (or the Other Mortgagor's, if applicable) rights under such Management Agreement will not be adversely affected by the execution and delivery of the Loan Documents, Borrower's (or the Other Mortgagor's, if applicable) performance thereunder, the recordation of the Mortgage, or the exercise of any remedies by Lender.

                 4.1.31 ADVISORY AGREEMENT. The Advisory Agreement is in full force and effect. There is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto. Borrower's rights under the Advisory Agreement will not be adversely affected by the execution and delivery of the Loan Documents, Borrower's performance thereunder, or the exercise of any remedies by Lender.

                 4.1.32 HAZARDOUS SUBSTANCES. To the best of Borrower's knowledge, except as set forth in the Environmental Reports, (i) no Mortgaged Property is in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes and all amendments to and regulations in respect of the foregoing laws (collectively, "ENVIRONMENTAL LAWS"); (ii) no Mortgaged Property is subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic, dangerous and/or regulated substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants, including asbestos, asbestos containing materials, petroleum, tremolite, anthlophylite, actinolite, polychlorinated biphenyls and any other substances or materials which are included under or regulated by

Environmental Laws or which are considered by scientific opinion to be otherwise dangerous in terms of the health, safety and welfare of humans (collectively, "HAZARDOUS SUBSTANCES"); (iii) no Hazardous Substances are or have been (including the period prior to Borrower's acquisition of each Mortgaged Property) discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from any Mortgaged Property other than in compliance with all Environmental Laws; (iv) no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect a Mortgaged Property; and (v) no underground storage tanks exist on any Mortgaged Property.

                 4.2 SURVIVAL OF REPRESENTATIONS. All of the representations and warranties in Section 4.1 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

                 4.3 BORROWER'S KNOWLEDGE. For purposes of all representations and warranties made to Borrower's knowledge, such Borrower's knowledge shall include the knowledge of the Other Mortgagors and Affiliate Owners (as applicable).

V.       AFFIRMATIVE COVENANTS

                 Until the end of the Term, Borrower hereby covenants and agrees with Lender that:

                 5.1 EXISTENCE. Borrower shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Properties.

                 5.2 TAXES AND OTHER CHARGES. Subject to Lender's obligations under Section 3.1, Borrower shall pay all Taxes and Other Charges as the same become due and payable, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid no later than thirty (30) days before they would be delinquent if not paid (provided, however, that Borrower need not furnish such receipts for payment of Taxes paid by Lender pursuant to Section 3.1). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien against any Mortgaged Property, and shall promptly pay for all utility services provided to the Mortgaged Properties. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes or Other Charges (and the non-payment of such Taxes or Other Charges will not constitute a Default), provided that (i) no Default or Event of Default has occurred and remains uncured, (ii) such proceeding shall suspend the collection of the Taxes or Other Charges, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (iv) no part of or interest in such Mortgaged Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Borrower shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, and (vi) Borrower shall promptly upon final determination thereof pay the amount of such Taxes or Other Charges, together with all costs, interest and penalties. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

                 5.3 REPAIRS; MAINTENANCE AND COMPLIANCE. Borrower shall cause each Mortgaged Property to be maintained in a good and safe condition and repair and shall not, without Lender's prior consent, which Lender shall not unreasonably withhold, remove, demolish or materially alter the Improvements or Equipment (except for normal replacement of the Equipment). Borrower shall promptly comply with all Legal Requirements. Borrower shall promptly repair, replace or rebuild any part of a Mortgaged Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair. Borrower shall continue to operate each Property or cause each Property to be operated in the manner and at least to the standard in effect on the date hereof.

                 5.4 LITIGATION. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower, any Other Mortgagor or any Affiliate Owner which might materially adversely affect Borrower's condition (financial or otherwise) or business or any of the Properties.

                 5.5 PERFORMANCE OF OTHER AGREEMENTS. With respect to each Property, Borrower shall observe and perform or cause to be observed and performed each and every term to be observed or performed by it (or an Other Mortgagor or Affiliate Owner, as applicable) pursuant to the terms of any agreement or recorded instrument affecting or pertaining to such Property.

                 5.6      NOTICE OF DEFAULT.       Borrower shall promptly
advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

                 5.7 COOPERATE IN LEGAL PROCEEDINGS. Borrower shall, and shall cause the Other Mortgagors and Affiliate Owners (as applicable) to, cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

                 5.8 FURTHER ASSURANCES. Borrower shall, at Borrower's sole cost and expense, (i) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, reasonably requested by Lender; (ii) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt, as Lender may reasonably require; and (iii) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender shall reasonably require from time to time.

                 5.9      FINANCIAL REPORTING.

                 5.9.1 BOOKKEEPING. Borrower shall keep on a Fiscal Year basis, in accordance with GAAP or Other Comprehensive Basis of Accounting approved by Lender ("OCBA"), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower (on a consolidated basis) and each Property, including all items of income and expense whether such income or expense is realized by Borrower or by any other Person, except lessees under Leases who are not Affiliates of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrower shall pay any costs incurred by Lender to examine Borrower's accounting records, as Lender shall determine to be reasonably necessary or appropriate in the protection of Lender's interest.

                 5.9.2 MONTHLY REPORTS. Borrower shall furnish to Lender within twenty-five (25) days after the end of each calendar month the following items, accompanied by an Officer's Certificate certifying that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and each Property in accordance with GAAP or OCBA (subject to normal year-end adjustments) as applicable: (i) monthly and year-to-date operating statements, noting net operating income and other information necessary and sufficient under GAAP or OCBA to fairly represent the financial position and results of operation of Borrower and each Property during such calendar month, all in form satisfactory to Lender; (ii) a balance sheet for each such month; (iii) a comparison of the budgeted income and expenses and the actual income and expenses for each month and year-to-date for Borrower and each Property, together with a detailed explanation of any variances of 10% or more between budgeted and actual amounts for such period and year-to-date; (iv) a statement of the actual Capital Expenses made by Borrower during each calendar quarter as of the last day of such calendar quarter; (v) a statement that Borrower has not incurred any indebtedness other than as permitted under Section 6.8; and (vi) for each Mortgaged Property occupancy rates, rent rolls (identifying the leased premises, names of all tenants, units leased, monthly rental and all other charges payable under each Lease, date to which paid, term of Lease, date of occupancy, date of expiration, and material special provisions, concessions or inducements granted to tenants) and a delinquency report for such Mortgaged Property.

                 5.9.3 REPORTS RELATING TO OTHER PROPERTIES. To the extent not delivered pursuant to Section 5.9.2, promptly after Borrower receives the same, copies of all financial statements, income and expense statements, operating reports and all other reports and statements which are furnished or provided to Borrower by each Affiliated Owner.

                 5.9.4 OTHER REPORTS. Borrower shall furnish to Lender, within ten (10) Business Days after written request, such further detailed information with respect to the operation of each Property and the financial affairs of Borrower as may be reasonably requested by Lender.

                 5.10     ENVIRONMENTAL MATTERS.

                 5.10.1 HAZARDOUS SUBSTANCES. With respect to each Mortgaged Property, so long as Borrower (or an Other Mortgagor) owns or is in possession of the Property, Borrower shall (or shall cause the Other Mortgagor to) (i) keep such Mortgaged Property free from Hazardous Substances and in compliance with all Environmental Laws, (ii) promptly notify Lender if Borrower shall become aware that (A) any Hazardous Substance is on or near such Mortgaged Property, (B) such Mortgaged Property is in direct or indirect violation of any Environmental Laws or (C) any condition on or near such Mortgaged Property shall pose a threat to the health, safety or welfare of humans, (iii) remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Lender in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified consultant engaged by Lender ("LENDER'S CONSULTANT")), promptly after Borrower becomes aware of same, at Borrower's sole expense and (iv) comply with all of the recommendations contained in the environmental report delivered to Lender in connection with the origination of the Loan. Nothing herein shall prevent Borrower from recovering such expenses from any other party that may be liable for such removal or cure.

                 5.10.2 ENVIRONMENTAL MONITORING. With respect to each Mortgaged Property, Borrower shall (or shall cause an Other Mortgagor which owns or is in possession of such Property to) give prompt written notices to Lender of (i) any proceeding or inquiry by any party with respect to the presence of any Hazardous Substance on, under, from or about the Property, (ii) all claims made or threatened by any third party against Borrower or the Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) Borrower's (or such Other Mortgagor's) discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Borrower shall permit Lender to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Property in connection with any Environmental Law or Hazardous Substance, and Borrower shall pay all reasonable attorneys' fees and disbursements incurred by Lender in connection therewith. Upon Lender's request, at any time and from time to time, Borrower shall provide an inspection or audit of the Property prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender indicating the presence or absence of Hazardous Substances on, in or near the Property. The cost and expense of such audit or inspection shall be paid by Borrower not more frequently than once during the Term, unless Lender, in its reasonable good faith judgment, determines that reasonable cause exists for the performance of an environmental inspection or audit of the Property, in which case such inspections or audits shall be at Borrower's sole expense. If Borrower fails to provide any such inspection or audit within thirty (30) days after such request, Lender may order same, and Borrower (for itself and the Other Mortgagor, if applicable) hereby grants to Lender and its employees and agents access to the Property and a license to undertake such inspection or audit. The cost of such inspection or audit may be added to the Debt and shall bear interest thereafter at the Default Rate until paid. If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, Borrower shall cause such operations and maintenance plan to be prepared and implemented at its expense upon request of Lender. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary or desirable under an applicable

Environmental Law ("REMEDIAL WORK"), Borrower shall (or shall cause the Other Mortgagor, if applicable, to) commence and thereafter diligently prosecute to completion all such Remedial Work within thirty (30) days after written demand by Lender for performance thereof or such longer period as shall be reasonably necessary, with the exercise of diligent efforts, to achieve such completion (and, in any event, within such period of time as may be required under applicable law). All Remedial Work shall be performed by contractors approved in advance by Lender, and under the supervision of a consulting engineer approved by Lender. All costs of such Remedial Work shall be paid by Borrower, including Lender's reasonable attorneys' fees and disbursements incurred in connection with the monitoring or review of such Remedial Work. Borrower will not install or permit to be installed on the Property any underground storage tank.

                 5.10.3 SURVIVAL. The obligations and liabilities of Borrower under this Section 5.10 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Mortgaged Properties or any of them by foreclosure or a conveyance in lieu of foreclosure.

                 5.11 TITLE TO THE PROPERTY. Borrower will warrant and defend the title to each Mortgaged Property and the validity and priority of the Lien of the Mortgage, subject only to Permitted Encumbrances, against the claims of all Persons.

                 5.12 ESTOPPEL STATEMENT. After request by Lender, Borrower shall within ten (10) Business Days after request furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date interest was last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification. After request by Lender (but no more frequently than once during the term of the Loan), Borrower shall furnish to Lender (x) within ten (10) days, a certificate reaffirming all representations and warranties of Borrower set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, and (y) within thirty
(30) days, tenant estoppel certificates from each tenant under a Major Lease (or any of them) in form and substance reasonably satisfactory to Lender, subject to the terms of such tenant's lease.

                 5.13 PRINCIPAL PLACE OF BUSINESS. Subject to applicable laws, Borrower shall not change its principal place of business without first giving Lender thirty (30) days' prior notice.

                 5.14 MANAGEMENT AGREEMENTS. (a) Borrower shall (i) cause each Mortgaged Property to be operated pursuant to the relevant Management Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (iii) promptly notify Lender of any default under the Management Agreement of which it is aware; and (iv) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and observed by Manager under the Management Agreement.

                 (b) If an Event of Default shall be continuing, Borrower shall, at the request of Lender, terminate all or any of the Management Agreements and replace the respective Managers thereunder with managers approved by Lender on terms and conditions satisfactory to Lender.

                 5.15 ADVISORY AGREEMENT. (a) Borrower shall (i) promptly perform and observe all of the covenants required to be performed and observed by it under the Advisory Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any default under the Advisory Agreement of which it is aware; and (iii) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and observed by the Advisor under the Advisory Agreement.

                 (b) If an Event of Default shall be continuing, Borrower shall, at the request of Lender, terminate all of the responsibilities of the Advisor with respect to the management and supervision of the Properties and replace the Advisor as to such responsibilities with a supervising manager approved by Lender on terms and conditions satisfactory to Lender.

                 5.16 INDEPENDENT TRUST MANAGER. If an Event of Default shall be continuing, upon the request of Lender Borrower shall cause to be designated an independent Trust Manager satisfactory to Lender who shall satisfy the definition of "Independent Director" set forth in Exhibit I hereto and whose affirmative vote shall be required to allow Borrower to take any action of the kind requiring the vote of an "Independent Director" under the definition of "Special Purpose Bankruptcy Remote Entity" set forth in Exhibit I hereto.

VI.      NEGATIVE COVENANTS

                 Until the end of the Term, Borrower covenants and agrees with Lender that it will not, directly or indirectly:

                 6.1 MANAGEMENT AGREEMENTS; ADVISORY AGREEMENT. (a) Without Lender's prior consent, not to be unreasonably withheld, and except as
set forth in Schedule 8 hereto:   (i) surrender, terminate or cancel any
Management Agreement or otherwise replace any Manager (except pursuant to Section 5.14(b)) or enter into any other management agreement in replacement of or in addition to a Management Agreement or with respect to a Mortgaged Property currently managed directly by Borrower; (ii) reduce or consent to the reduction of the term of any Management Agreement; (iii) increase or consent to the increase of the amount of any fees and charges under any Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, any Management Agreement;

                 (b) Without Lender's prior consent: (i) surrender, terminate or cancel the Advisory Agreement or otherwise replace the Advisor or enter into any other advisory agreement (except pursuant to Section 5.15(b));
(ii) reduce or consent to the reduction of the term of the Advisory Agreement;
(iii) increase or consent to the increase of the amount of any fees and charges under the Advisory Agreement; or (iv) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, the Advisory Agreement;

                 6.2 LIENS. Without Lender's prior consent, create, incur, assume, permit or suffer to exist any Lien on any portion of any of the Properties, or the legal or beneficial ownership interests in Borrower, except Permitted Encumbrances;

                 6.3 DISSOLUTION. Dissolve, terminate, liquidate, merge with or consolidate into another Person;

                 6.4 CHANGE IN BUSINESS. Enter into any line of business other than the ownership and operation of the Properties and, subject to Lender's consent, which shall not be unreasonably withheld, other similar properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business;

                 6.5 DEBT CANCELLATION. Cancel or otherwise forgive or release any claim or debt owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business in its reasonable judgment;

                 6.6 ASSETS. Purchase or own (directly or indirectly) any property other than the Properties;

                 6.7 TRANSFERS. Without Lender's prior consent, make, suffer or permit the occurrence of any Transfer, other than (i) the IPO, subject to Section 2.3.3, and (ii) the transfer of the Centennial Shopping Center in Austin, Texas from its present fee owner, which is an Affiliate of Borrower, to Borrower; or

                 6.8 DEBT. Create, incur or assume or permit to be created, incurred or assumed any indebtedness of any kind with respect to Borrower, any Other Mortgagor, any Affiliate Owner, any Mortgaged Property or any Other Property other than (i) the Debt, (ii) the assumption of first mortgage debt in existence on the date hereof with respect to Other Properties,
(iii) the Autobahn Subordinate Mortgage, and (v) unsecured trade debt payable within thirty (30) days. Without limitation of the foregoing, "indebtedness" shall include preferred stock and contingent liabilities.

VII.     INSURANCE; CASUALTY; AND CONDEMNATION

                 7.1      INSURANCE.

                 7.1.1 COVERAGE. Borrower, at its sole cost, for the mutual benefit of Borrower and Lender, shall obtain and maintain during the Term the following policies of insurance for each Mortgaged Property and, in the case of
(c), (d) and (f), also for Borrower:

                          (a) Property insurance insuring against loss or damage by standard, "all-risk" perils, which shall (i) be in an amount equal to the greatest of (A) the then full replacement cost of the Property without deduction for physical depreciation and (B) such amount as is necessary so that the insurer would not deem Borrower a co-insurer under such policies, (ii) have deductibles no greater than $10,000, (iii) be paid annually in advance and (iv) contain a "Replacement Cost Endorsement" with a waiver of depreciation.

                          (b) Flood insurance if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Program, in an amount at least equal to the unpaid Principal or the maximum limit of coverage available with respect to the Mortgaged Property under such program, whichever is less.

                          (c) Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year; together with at least $10,000,000 excess and/or umbrella liability insurance for any and all claims, including all legal liability imposed upon Borrower and all court costs and attorneys' fees incurred in connection with the ownership, operation and maintenance of the Mortgaged Property.

                          (d) Rental loss and/or business interruption insurance in an amount equal to the greater of (i) the estimated Rents for the next succeeding twelve (12)-month period or (ii) the projected operating expenses and Debt Service for such period. The amount of such insurance shall be increased from time to time during the Term as and when the estimated or actual Rents increase.

                          (e) Insurance against loss or damage from (i) leakage of sprinkler systems and (ii) explosion of steam boilers (if applicable) air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements (without exclusion for explosions), in an amount at least equal to $2,000,000.

                          (f) Worker's compensation insurance with respect to any employees of Borrower, as required by any Legal Requirement.

                          (g) During any period of repair, renovation or restoration, builder's "all-risk" insurance in an amount equal to not less than the full insurable value of the Mortgaged Property, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender.

                          (h) Coverage to compensate for the cost of demolition and the increased cost of construction for each Mortgaged Property in an amount satisfactory to Lender.

                          (i) Such other insurance (including earthquake insurance and hurricane insurance) as may from time to time be reasonably required by Lender in order to protect its interests.

                 7.1.2 POLICIES. All policies of insurance (the "POLICIES") required pursuant to Section 7.1.1 shall (i) be issued by companies approved by Lender and licensed to do business in the State, with a claims paying ability rating of "AA" or better by Standard & Poor's Ratings Group; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee; (iii) contain a Non-Contributory Standard Lender Clause and a Lender's Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation against Lender; (v) be assigned and the originals thereof delivered to Lender; (vi) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under the Policies and that Lender shall receive at least thirty (30) days' prior written notice of any modification, reduction or cancellation of any of the Policies; and (vii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrower shall pay the premiums for such Policies (the "INSURANCE PREMIUMS") as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.1) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender. If Borrower does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrower agrees to reimburse Lender for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

                 7.2      CONDEMNATION.

                 7.2.1 NOTICE; RESTORATION. With respect to each Mortgaged Property, Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Property (a "CONDEMNATION") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation.

                 7.2.2 COLLECTION OF AWARD. Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment in respect of a Condemnation (an "AWARD") and to make any compromise or settlement in connection with such Condemnation. Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such a Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the

Award interest at the rate or rates provided in the Note. Subject to applicable law, if the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt. Borrower shall cause any Award that is payable to Borrower to be paid directly to Lender. Lender shall hold such Award in an interest-bearing account and disburse such Award in accordance with the terms hereof.

                 7.3      APPLICATION OF PROCEEDS OR AWARD.

                 7.3.1 APPLICATION TO RESTORATION OR DEBT. Subject to applicable law, in the event of an Insured Casualty or Condemnation affecting a Mortgaged Property, the proceeds of insurance or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), may, at the option of Lender in Lender's sole discretion, be applied either (i) to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Property (the "RESTORATION"), in the manner set forth in Section 7.3.2, or (ii) to the payment of the Debt. In any case, Borrower shall commence and diligently prosecute the Restoration of such Mortgaged Property, and Borrower shall pay (and if required by Lender, Borrower shall deposit with Lender in advance) all costs of such Restoration in excess of the net proceeds of insurance or the Award made available pursuant to the terms hereof.

                 7.3.2 PROCEDURE FOR APPLICATION TO RESTORATION. If Borrower is entitled to reimbursement out of insurance proceeds or an Award held by Lender, such proceeds or Award shall be disbursed from time to time by Lender upon Lender being furnished with (i) evidence satisfactory to it of the estimated cost of completion of the Restoration, (ii) funds or, at Lender's option, assurances satisfactory to Lender that such funds are available, sufficient in addition to the proceeds of insurance or Award to complete the proposed Restoration, (iii) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve, and (iv) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work. No payment made prior to the final completion of the Restoration shall exceed 90% of the value of the work performed from time to time; funds other than the proceeds of insurance or Award shall be disbursed prior to disbursement of such proceeds or Award; and at all times, the undisbursed balance of such proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Any surplus that remains out of the insurance proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrower. Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall, in the sole and absolute discretion of Lender, be retained by Lender and applied to payment of the Debt or returned to Borrower.

VIII.    DEFAULTS

                 8.1 EVENTS OF DEFAULT. Each of the following events shall constitute an "EVENT OF DEFAULT":

                          (a)     any portion of the Debt is not paid when due;

                          (b) any of the Taxes or Other Charges are not paid when due, subject to Borrower's right to contest Taxes in accordance with Section 5.2;

                          (c) the Policies are not kept in full force and effect, or are not delivered to Lender upon request;

                          (d) a Transfer occurs in violation of Section 6.7 or Borrower breaches or permits the breach of any other negative covenant contained in Section 6;

                          (e) any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by Borrower in connection with the Loan or any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

                          (f)     Borrower or an Other Mortgagor or an
         Affiliate Owner shall make an assignment for the benefit of creditors, or shall generally not be paying its debts as they become due;

                          (g) a receiver, liquidator or trustee shall be appointed for Borrower, an Other Mortgagor or an Affiliate Owner; or Borrower shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, an Other Mortgagor or an Affiliate Owner; or any proceeding for the dissolution or liquidation of Borrower, an Other Mortgagor or an Affiliate Owner shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or such Other Mortgagor Affiliate Owner (as the case may be), only upon the same not being discharged, stayed or dismissed within ninety (90) days;

                          (h) Borrower attempts to assign its respective rights or interest under any Loan Document in contravention of any Loan Document; provided that such an attempt shall not be an Event of Default if the assignment is conditional upon obtaining Lender's consent or is a Permitted Transfer;

                          (i) Borrower shall be in material default under any other mortgage or security agreement covering any part of a Property whether, in the case of the Mortgaged Properties, it be superior or junior in Lien to the applicable Mortgage;

                          (j) a Mortgaged Property becomes subject to any mechanic's, materialman's or other Lien and such Lien is not bonded or discharged within thirty (30) days after Borrower first receives notice of such Lien, except a Lien for Taxes not then due;

                          (k) except as permitted hereunder, the actual or threatened alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Lender which consent shall not be unreasonably withheld;

                          (l) without Lender's prior consent, (i) the Advisor resigns or is removed, or (ii) the ownership, management or control of the Advisor is transferred to a person or entity that is not an Affiliate of Borrower, or (iii) there is any material change in the Advisory Agreement, or (iv) the Advisory Agreement is terminated.

                          (m) without Lender's prior consent, (i) the Manager under a Management Agreement (or any successor management agreement) resigns or is removed, or (ii) the ownership, management or control of a Manager is transferred, other than to a person or entity that is an Affiliate of Borrower, or (iii) there is any material change in a Management Agreement (or any successor management agreement);

                          (n) a default has occurred and continues beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or such successor management agreement);

                          (o) Borrower (and the Other Mortgagors or Affiliate Owners, as applicable) cease to operate any Property as a retail shopping center or terminates such business for any reason whatsoever;

                          (p) an Event of Default as defined or described in any other Loan Document occurs; or any other event shall occur or condition shall exist following the expiration of all applicable cure periods, if the effect of such event or condition is to accelerate or to permit Lender to accelerate the maturity of any portion of the Debt;

                          (q) Borrower shall fail to pay when due any deposit into the Tax and Insurance Escrow Fund;

                          (r) Borrower shall be in default under any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired; or

                          (s) Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (a) through (r) above, for ten
         (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty
         (30)-day period, and Borrower shall have commenced to cure such Default within such thirty (30)-day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30)-day period shall be extended for an additional period of time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days.

                 8.2      REMEDIES.

                 8.2.1 ACCELERATION. Upon the occurrence of an Event of Default (other than an Event of Default described in paragraph (f), (g) or (h) of Section 8.1) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Mortgaged Properties, including declaring the Debt to be immediately due and payable; and upon any Event of Default described in paragraph (f), (g) or (h) of Section 8.1, the Debt shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

                 8.2.2    REMEDIES CUMULATIVE.   Upon the occurrence of an
Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies and privileges provided to Lender shall remain in full force and effect until (x) Lender has exhausted all of its remedies against Borrower and the Mortgaged Properties and the Mortgaged Properties have been sold and/or otherwise realized upon in satisfaction of the Debt, or (y) the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any portion of the collateral for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of all of the Mortgaged Properties or any portion thereof, and/or otherwise against Borrower, in its sole and absolute discretion.

                 8.2.3 SEVERANCE. Subject to applicable law, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, Borrower ratifying all that such attorney shall do by virtue thereof.

                 8.2.4 DELAY. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.

IX.      SPECIAL PROVISIONS

                 9.1 PERMANENT LOAN. If the Debt is not paid in full prior to the Maturity Date, then Lender shall have the right, at its sole option (but shall have no obligation), to either (i) make the Mandatory Permanent Loan to Borrower, to be applied to repay the Debt, or (ii) convert the Loan into a permanent loan, which permanent loan (in either case) shall be secured by all of the Mortgaged Properties and the Hedwig Property, as provided in Section 2.3.1, and shall be on the terms set forth in Exhibit II. Borrower shall, at its expense, execute and/or deliver such agreements (including replacements or restatements of, or amendments to, one or more Loan Documents), instruments, certificates, legal opinions, title insurance endorsements and other documents, and shall take such other actions, as Lender shall reasonably require in order to effectuate such permanent loan.

                 9.2 RETENTION OF SERVICER. Lender reserves the right to retain the Servicer to act as its agent hereunder with such powers as are specifically delegated to the Servicer by Lender, together with such other powers as are reasonably incidental thereto. Borrower shall pay any reasonable fees and expenses of the Servicer in connection with a release of the Property, assumption or modification of the Loan or enforcement of the Loan Documents.

X.       MISCELLANEOUS

                 10.1 SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is unpaid. All Borrower's covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

                 10.2 LENDER'S DISCRETION. Whenever pursuant to this Agreement, Lender exercises any right given to it to consent or withhold consent or approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to consent or withhold consent or approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender (whether or not expressly so stated) and shall be final and conclusive. Without limitation of the foregoing, Borrower expressly agrees that a "reasonable" standard for Lender shall not be implied but must be expressly stated in order for such standard to be applicable.

                 10.3 GOVERNING LAW. (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                 (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, PURSUANT TO SECTION 5-1402
OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT NATIONAL REGISTERED AGENTS, INC., 440 9TH AVENUE, 5TH FLOOR, NEW YORK, NEW YORK 10001 (ATTN: MADELINE DONAHUE), AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO

BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

                 10.4 MODIFICATION, WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

                 10.5 DELAY NOT A WAIVER. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare a Default for failure to effect prompt payment of any such other amount.

                 10.6 NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a "NOTICE") shall be given in writing and shall be effective for all purposes if hand delivered or sent (i) by certified or registered United States mail, postage prepaid, or (ii) by (A) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and (B) telecopier (with answer back acknowledged), in any case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party:

                 If to Lender:

                          Nomura Asset Capital Corporation
                          311 South Wacker Drive, Suite 5100
                          Chicago, Illinois  60606
                          Attention:  John Burke
                          Telecopier:  312-408-9510
                 with copies to:

                          Nomura Asset Capital Corporation
                          Two World Financial Center
                          Building B
                          New York, New York  10281
                          Attention:  Barry Funt and Sheryl McAfee
                          Telecopier:  212-667-1567

                 and

                          Kaye, Scholer, Fierman, Hays & Handler, LLP
                          425 Park Avenue
                          New York, New York  10022
                          Attention:  Stephen Gliatta, Esq.
                          Telecopier:  212-836-7156

                 If to Borrower:

                          United Investors Realty Trust
                          5847 San Felipe, Suite 850
                          Houston, Texas  77057
                          Attention:  Randall D. Keith
                          Telecopier:  713-268-6005

                 with copies to:

                          United Investors Realty Trust
                          Suite 500
                          8080 North Central Expressway
                          Dallas, Texas 75206
                          Attention:   Lewis H. Sandler
                          Telecopier: 214-360-3696

                 and:
                          James, Goldman & Haughland, P.C.
                          8th Floor
                          201 E. Main Street
                          El Paso, Texas  79901
                          Attention:  Merton B. Goldman, Esq.
                          Telecopier:  915-541-6440

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a

Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

                 10.7 TRIAL BY JURY. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

                 10.8 HEADINGS. The Section headings and Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                 10.9 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 10.10 PREFERENCES. To the extent Borrower makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

                 10.11 WAIVER OF NOTICE. Subject to applicable law, Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly provides for the giving of notice by Lender to Borrower.

                 10.12 REMEDIES OF BORROWER. Subject to applicable law, in the event that a claim or adjudication is made that Lender or its agent, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and

Borrower's sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

                 10.13 EXPENSES; INDEMNITY. (a) Borrower shall reimburse Lender upon receipt of notice for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrower; (ii) Borrower's and Lender's ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements;
(iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Property, or any other security given for the Loan; and (vii) enforcing any obligations of or collecting any payments due from Borrower under any Loan Document or with respect to any of the Mortgaged Properties or in connection with any refinancing or restructuring of the Loan in the nature of a "work-out", or any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

                 (b) Borrower shall indemnify and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender (collectively, the "INDEMNIFIED LIABILITIES") in any manner, relating to or arising out of or by reason of (i) any breach by Borrower of its obligations under any Loan Document; (ii) any material misrepresentation by Borrower contained in any Loan Document; (iii) the use or intended use of the proceeds of the Loan; (iv) any information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower;
(v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any of the Properties or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;
(vi) any use, nonuse or condition in, on or about any of the Properties or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of any of the Properties; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting any of the Properties; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws, which is based upon or in any way related to such Hazardous





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Substance, including, without limitation, the costs and expenses of any
Remedial Work, attorney and consultant fees and disbursements, investigation and laboratory fees, court costs, and litigation expenses; (xii) any failure of any of the Properties to comply with any Legal Requirement; and (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving any of the Properties or any part thereof under any Legal Requirement, or any liability asserted against Lender with respect thereto; and (xiv) the claims of any lessee of any portion of any of the Properties or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender. Any amounts payable to Lender by reason of the application of this paragraph shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. The obligations and liabilities of Borrower under this Section 10.13 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of any Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

                 10.14 PRIOR AGREEMENTS. This Agreement, the other Loan Documents and the Letter Agreement contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

                 10.15 OFFSETS, COUNTERCLAIMS AND DEFENSES. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer. Any assignee of Lender's interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses that are unrelated to the Loan Documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated offset, counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

                 10.16 PUBLICITY. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender, or the Servicer shall be subject to the prior written approval of Lender.

                 10.17 CONTROLLING AGREEMENT. Borrower and Lender intend at all times to comply with applicable State law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under State law) and that this Section 10.17 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for





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under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender's exercise of the option to accelerate the maturity of the Loan of any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower's and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so loan as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest or any prepayment penalty or premium, or to prevent any prepayment, at the time of such acceleration.

                 10.18 CONFLICT; CONSTRUCTION OF DOCUMENTS. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

                 10.19 BROKERS AND FINANCIAL ADVISORS. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan. Borrower and Lender hereby agree to indemnify and hold the other harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. The provisions of this Section 10.19 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

                 10.20 NO THIRD PARTY BENEFICIARIES. The Loan Documents are solely for the benefit of Lender and the Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and the Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

                 10.21 INDIVIDUALS NOT LIABLE. No individual who from time to time owns, directly or indirectly, any shares of beneficial interest in Borrower, and no officers or employees of Borrower, Trust Managers, shareholders of the Advisor or the Managers, or their officers and directors, shall have any personal liability for payment of the Debt or performance of any obligations of Borrower under the Loan Documents, whether on the basis of the principles of "piercing the corporate veil" or otherwise (except in the event and to the extent of fraud or the misappropriation or conversion of





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
Borrower's funds or other property by such individual or other Person). The foregoing shall not be construed to relieve Borrower of any personal liability for payment of the Debt and performance of any obligations of Borrower under the Loan Documents.

                 10.22 CROSS-DEFAULT; CROSS COLLATERALIZATION. Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Mortgaged Properties and in reliance upon the aggregate of the Mortgaged Properties taken together being of greater value as collateral security than the sum of the Mortgaged Properties taken separately. Borrower agrees that the Mortgages are and will be cross-collateralized and cross- defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; and
(iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Mortgaged Properties as security for the Note.

                 10.23 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.


                 IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                           UNITED INVESTORS REALTY TRUST,
                           a Texas real estate investment trust


                           By: /s/ LEWIS H. SANDLER
                              ------------------------------------------
                              Name:   Lewis H. Sandler
                              Title:  President


                           NOMURA ASSET CAPITAL CORPORATION


                           By: /s/ JOHN M. BURKE
                              ------------------------------------------
                              Name:  John M. Burke
                              Title: Vice President






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